Exhibit 1.1

BUCKEYE PARTNERS, L.P.

Up to $500,000,000 of

Limited Partnership Units Representing Limited Partner Interests

DISTRIBUTION AGREEMENT

March 9, 2016

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	Jefferies LLC 520 Madison Avenue New York, New York 10022

BB&T Capital Markets, A division of BB&T Securities, LLC 901 East Byrd Street, Suite 300 Richmond, Virginia, 23219	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

BNP Paribas Securities Corp. 787 7th Avenue New York, New York, 10019	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York, 10281

Deutsche Bank Securities Inc. 60 Wall Street, 4th Floor New York, New York 10005	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172

Ladies and Gentlemen:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), and Buckeye GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), confirm their agreement with J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Jefferies LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and SMBC Nikko Securities America, Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” and collectively the “Agents”) with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of limited partnership units representing limited partner interests in the Partnership (the “LP Units”) having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $500,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such LP Units are hereinafter collectively referred to as the “Securities” and are described in the Prospectus referred to below.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-200441) (the “registration statement”) for the registration of the Securities and other securities of the Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Securities and contains additional information concerning the Partnership and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of the registration statement’s effectiveness. “Basic Prospectus” means the prospectus dated January 16, 2015 filed as part of the Registration Statement; “Prospectus Supplement” means the most recent prospectus supplement relating to the Securities, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Securities pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Agents in connection with the offering of the Securities; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein as of the date of such document (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein as of the date of such document.

The Partnership, the General Partner, and each Agent agree as follows:

1.                                      Issuance and Sale.

(a)                                 Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Partnership and the General Partner provide the applicable Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Partnership, the Partnership and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Securities to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Partnership may also offer to sell the Securities directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Partnership and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Securities issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b)                                 Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Securities in any Agency Transactions entered into hereunder. Each Agent will use its respective commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Securities in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined in Section 2(a) below). Neither the Partnership nor any Agent shall have any obligation to enter into an Agency Transaction. The Partnership shall be obligated to issue and sell through the Agents, and each Agent shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Securities only if and when the Partnership makes a Transaction Proposal (as defined in Section 2(a) below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Partnership by such Agent as provided in Section 2 below.

(c)                                  Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Securities on behalf of the Partnership pursuant to this Agreement other than (i)(A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”), (B) to or through a market maker, (C) directly on or through any other existing trading market or (D) by any other method permitted by law, including but not limited to in privately negotiated transactions and (ii) such other sales of the Securities on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Agent in writing.

(d)                                 If Securities are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Partnership the number of Securities sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)                                  If the Partnership shall default on its obligation to deliver Securities to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Partnership shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Partnership and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)                                   The Partnership acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Securities, (ii) no Agent shall incur any liability or obligation to the Partnership or any other person or entity if it does not sell Securities for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Securities on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Partnership in a Terms Agreement.

2.                                      Transaction Acceptances and Terms Agreements.

(a)                                 The Partnership may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the individuals listed as an authorized representative of the Partnership on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Partnership and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Partnership by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Partnership and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Partnership and such Agent. Each Transaction Proposal shall specify:

(i)                                     the Exchange Business Day(s) on which the Securities subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)                                  the maximum number of Securities to be sold by such Agent (the “Specified Number of Securities”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Partnership and such Agent and documented in the relevant Transaction Acceptance;

(iii)                               the lowest price, if any, at which the Partnership is willing to sell Securities on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)                              if other than 2% of the Gross Sales Price, such Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Securities that, when added to the aggregate Gross Sales Price of Securities previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results in a total aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Board of Directors of the General Partner. The Partnership shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Securities sold and for otherwise monitoring the availability of Securities for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Securities offered and sold does not exceed, and the price at which any Securities are offered or sold is not lower than, the Maximum Amount and the minimum price authorized from time to time by the Board of Directors of the General Partner, respectively. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Partnership, the latest Transaction Acceptance shall govern any sales of Securities for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Partnership of the latest Transaction Acceptance. The Partnership or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Securities pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Securities shall be sold on more than one Purchase Date, then the Partnership and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)                                 The Purchase Date(s) in respect of the Securities deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Partnership and an Agent in the applicable Transaction Acceptance, such Agent’s commission for any Securities sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Securities (the “Gross Sales Price”); provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. At each Agent’s election, such commission shall either be (i) invoiced in periodic statements from such Agent to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (ii) deducted by the Agent from the payment of the Gross Sales Price to the Partnership. Notwithstanding the foregoing, in the event the Partnership engages an Agent for a sale of Securities in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, or a “block,” within the meaning of Rule 10b 18(a)(5) under the Exchange Act, the Partnership will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Partnership, on or prior to the Settlement Date (as defined in Section 2(g) below) the opinions and letters of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Partnership and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Securities is referred to herein at the “Net Sales Price.”

(c)                                  Payment of the Net Sales Price for Securities sold by the Partnership on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Partnership by wire transfer of immediately available funds to the account of the Partnership (which the Partnership shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Securities to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”), or by such other means of delivery as may be agreed to by the Partnership and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Partnership and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)                                 If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Partnership that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Partnership shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Securities proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Partnership and such Agent otherwise agree in writing.

(e)                                  If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, it shall promptly notify the other parties and sales of the Securities under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Securities, the Partnership shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the LP Units based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Partnership and the applicable Agent.

(f)                                   (i) If the Partnership wishes to issue and sell the Securities pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)                                  The terms set forth in a Terms Agreement shall not be binding on the Partnership or an Agent unless and until the Partnership and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)                                  Each sale of the Securities to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of an Agent to purchase the Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Securities to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Partnership for such Securities, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Securities, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Securities.

(h)                                 Notwithstanding any other provision of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Securities pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Securities, and no Agent shall be obligated to offer or sell any Securities, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i)                                     Notwithstanding clause (ii) of Section 2(h) hereof, if the Partnership wishes to offer, sell or deliver, or request the offer or sale, of any Securities to an Agent as agent at any time during the period from and including an Earnings Announcement through and including the time that the Partnership files a Quarterly Report on Form 10—Q or an Annual Report on Form 10—K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, the Partnership shall first (i) prepare and deliver to each Agent (with a copy to counsel for the Agents) a Current Report on Form 8—K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8—K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d), inclusive, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8—K and (iv) file such Earnings 8—K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(i) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10—Q or Annual Report on Form 10—K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 6(b) through 6(d), inclusive, hereof and (B) this Section 2(i) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.

(j)                                    The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities by the Partnership shall be effected only by or through one Agent on any Exchange Business Day; provided, however, that the foregoing limitation shall apply only with respect to an Agency Transaction.

(k)                                 Anything in this Agreement to the contrary notwithstanding, the Partnership shall not authorize the issuance and sale of, and no Agent, as agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Securities at a price lower than the then-applicable minimum price, or in a number with an aggregate Gross Sales Price in excess of the Maximum Amount authorized from time to time to be issued and sold under this Agreement and any Terms Agreements, in each case by the Board of Directors of the General Partner, or in a number in excess of the number of Securities approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum offering price for the Securities available for issuance on the Registration Statement or as to which the Partnership has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Partnership.

3.                                      Representations, Warranties and Agreements of the Partnership and the General Partner.  The Partnership and the General Partner severally and jointly represent and warrant to, and agree with, each Agent, unless otherwise specified, on and as of (i) the date of this Agreement, (ii) each date on which the Partnership receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Partnership executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)                                 The Registration Statement has been filed with the Commission and declared effective; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Partnership, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Securities has been initiated or threatened by the Commission; the Registration Statement complied when it initially became effective, complies as of the date of this Agreement, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Partnership nor the General Partner makes any representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that as of the date hereof such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Securities pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Securities and (ii) with respect to each offering of Securities pursuant to any relevant Terms Agreement, the time of sale of such Securities.

(b)                                 Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Basic Prospectus. The Partnership represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Securities consented to by the Agents (including any Free Writing Prospectus prepared by the Partnership solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Partnership has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Partnership is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act. The Partnership has paid the registration fee for the offering of the Maximum Amount of Securities pursuant to Rule 457 under the Securities Act.

(c)                                  The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Each of the General Partner, the Partnership, and the subsidiaries of the Partnership have been duly formed and is validly existing as a corporation, limited liability company, limited partnership, or other entity under the laws of the jurisdiction of its organization, has the corporate, limited liability company, limited partnership or analogous, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Registration Statement and the Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership.  Each of the General Partner, the Partnership, and the subsidiaries of the Partnership is duly qualified or registered to do business as a foreign corporation, limited liability company, limited partnership or other entity in, and is in good standing under the laws of, each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and the Partnership’s subsidiaries (collectively, the “Partnership Entities”), taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) ((i) or (ii), a “Material Adverse Effect”).

(e)                                  The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance (collectively, “Liens”).

(f)                                   The limited partners of the Partnership hold LP Units in the Partnership aggregating a 100% limited partner interest in the Partnership, represented by (as of March 8, 2016) 129,725,831 LP Units; such LP Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such LP Units have been duly authorized and validly issued pursuant to the agreement of limited partnership of the Partnership, as amended and restated to the date hereof (the “Partnership Agreement”), and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”)).

(g)                                  Each of the Partnership and the General Partner has all requisite power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its respective obligations hereunder or under any Terms Agreement. The Partnership has all requisite power and authority to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. At each Time of Sale, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership and the General Partner or any of their unitholders, partners or members for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement and any Terms Agreement shall have been validly taken.

(h)                                 This Agreement has been duly authorized, executed and delivered by each of the Partnership and the General Partner, and any Terms Agreement will have been duly authorized, executed and delivered by the Partnership and the General Partner.

(i)                                     This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j)                                    The authorized partnership interests of the Partnership, including the Securities, and the limited partner interests represented thereby, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the Securities, and the limited partner interests represented thereby, have been duly authorized and, when issued and delivered by the Partnership pursuant to this Agreement and any Terms Agreement against payment therefor, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the holders of outstanding LP Units of the Partnership are not entitled to statutory, preemptive or other similar contractual rights to subscribe for the Securities; and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(k)                                 The Securities have been approved for listing, subject only to official notice of issuance, on the Exchange, and the Partnership has taken no action designed to, or likely to have the effect of delisting the Securities or any listed LP Units from the Exchange, nor has the Partnership received any notification that the Commission or the Exchange is contemplating terminating such listing.

(l)                                     There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the statements in the Registration Statement and the Prospectus under the headings “Description of the Limited Partnership Units,” “How We Make Cash Distributions” and “The Partnership

Agreement” insofar as such statements summarize agreements, documents or proceedings discussed therein, are in all material respects accurate and fair; and the discussions under the headings “Material Tax Consequences” and “Tax Considerations” in the Registration Statement and the Prospectus, to the extent they relate to matters of United States federal income tax law, are accurate in all material respects.

(m)                             The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; except that the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(n)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body (a “Consent”) is required in connection with the transactions contemplated in this Agreement or any Terms Agreement, except such as (i) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated herein or by any Terms Agreement and in the Registration Statement and the Prospectus, (ii) have been obtained (other than such Consents which would not, if not obtained, individually or in the aggregate, have a material adverse effect on the performance of this Agreement or any Terms Agreement or the consummation of any of the transactions contemplated hereby or by any Terms Agreement) or (iii) have been disclosed in the Registration Statement and the Prospectus.

(o)                                 None of (i) the offer, issue and sale of the Securities, (ii) the execution, delivery and performance of this Agreement or any Terms Agreement by the General Partner and the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or any Terms Agreement, or (iv) the fulfillment of the terms hereof or by any Terms Agreement will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (A) the Organizational Documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party, by which any of them is bound or to which any of their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties, except in the case of clause (B) for such conflict, breach, violation or default that would not have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(p)                                 Except as disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership.  There are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to include any securities with the issuance and sale of the Securities contemplated under this Agreement.

(q)                                 The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(r)                                    The books, records and accounts of the Partnership and its consolidated subsidiaries accurately reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Partnership and its consolidated subsidiaries, in all material respects.

(s)                                   None of the Partnership Entities is in violation or default of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have a Material Adverse Effect.

(t)                                    Deloitte & Touche LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Partnership within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(u)                                 Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(v)                                 No labor problem or dispute with the employees of the Partnership Entities or Buckeye Pipe Line Services Company, a Pennsylvania corporation (“Services Company”) exists or, to the knowledge of the General Partner or the Partnership, is threatened or imminent, and neither the General Partner nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that in any such case could have a Material Adverse Effect.

(w)                               Each of the Partnership Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring any of the Partnership Entities or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)                                 Except as described in the Prospectus, no wholly-owned subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such entity’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other subsidiary of the Partnership.

(y)                                 Each of the Partnership Entities possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except for such failures to possess the same that would not have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)                                  Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership Entities is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership Entities’ independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Partnership Entities’ ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership Entities’ internal controls; all material weaknesses, if any, in internal controls have been identified to the Partnership Entities’ independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Partnership Entities and the General Partner’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(aa)         The Partnership Entities are not aware of any material weaknesses in their internal control over financial reporting.

(bb)         None of the Partnership Entities, or to the knowledge of the Partnership Entities, any of their affiliates, has taken, nor will any of the Partnership Entities, or, to the knowledge of the Partnership Entities, any of their affiliates take, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(cc)         Each of Services Company and the Partnership Entities has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which the employees of Services Company are eligible to participate and each such plan (excluding any multiemployer plan, as defined in Section 3(37) of ERISA, that is not sponsored or maintained by Services Company or the Partnership Entities) is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Services Company, the General Partner, the Partnership

and their subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(dd)         The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Partnership’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted.

(ee)         Except as disclosed in the Registration Statement and the Prospectus, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of any Agent and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Agent.

(ff)          No relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries, on the one hand, and the securityholders, customers or suppliers of the Partnership or any of its subsidiaries, the directors or officers of the General Partner, or any affiliate of the Partnership or any of its subsidiaries, on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(gg)         Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been any material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and its subsidiaries, taken as a whole or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the business, properties, management, financial position, securityholders’ equity, results of operations or prospects of the Partnership and its subsidiaries taken as a whole; (ii) neither the Partnership nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership and its subsidiaries taken as a whole; and (iii) neither the Partnership nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Partnership and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(hh)         Any statistical and market-related data included in the Registration Statement or the Prospectus is based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(ii)           Each of the Partnership Entities has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Partnership Entities is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership Entities.

(jj)           Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership Entities, taken as a whole.

(kk)         Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the General Partner or the Partnership, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that could (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, (C) have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (D) in any manner draw into question the validity of this Agreement.

(ll)           None of the Partnership Entities nor any director, officer or employee of the Partnership Entities nor, to the knowledge of the General Partner or the Partnership, any agent, affiliate or other person associated with or acting on behalf of the Partnership

Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Partnership Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)      The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

(nn)         None of the Partnership Entities nor any director, officer, or employee, nor, to the knowledge of the General Partner and the Partnership, any agent,  affiliate or other person associated with or acting on behalf of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Partnership Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)         None of the Partnership Entities is, and after giving effect to the offering and sale of the Securities as contemplated in this Agreement and in any Alternative Distribution Agreement and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(pp)         Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(qq)         In the ordinary course of its business, the General Partner, on behalf of the Partnership, periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, other than as disclosed in the Registration Statement and the Prospectus.  Except as set forth in the Registration Statement and the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(rr)           The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss)          The Partnership has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Agents as principal or agent for the Partnership, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Agents.

(tt)           The LP Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(uu)         There are no transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Partnership or the issuance or sale by the Partnership of the Securities to be sold by the Partnership hereunder.

(vv)         Other than this Agreement or any Terms Agreement, none of the Partnership Entities is party to any contract, agreement or understanding that would give rise to a valid claim against the Partnership Entities or the Agents for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement or any Terms Agreement.

(ww)       The Partnership acknowledges and agrees that each Agent has informed the Partnership that such Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell LP Units for its own account and for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement or any Terms Agreement.

In addition, any certificate signed by any officer of the General Partner on behalf of the General Partner or the Partnership and delivered to the Agents or counsel for the Agents in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Partnership, as to the matters covered thereby, to the Agents.

4.             Certain Covenants of the Partnership and the General Partner.  The Partnership and the General Partner hereby agree with each Agent:

(a)           For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of Securities, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement; and the Partnership will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law; and the Partnership will not use or file any such Permitted Free Writing Prospectus or proposed amendment or supplement to which an Agent reasonably objects unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law.

(b)           To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to the e-mail account designated by each Agent in Section 10 hereof and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)           To file timely all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Securities, and during such same period to advise the Agents, promptly after the Partnership receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any Prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act; (iii) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)           In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)           To furnish such information as may be required and otherwise cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdiction as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Partnership shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and the sale of the Securities); and to promptly advise the Agents of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)            To make available to the Agents at their respective offices, without charge, from time to time, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Partnership shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

(g)           To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Partnership shall send to the holders of LP Units or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, respectively, or such other similar forms as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Partnership or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Partnership and the General Partner shall have no obligation to provide the Agents with any document filed or furnished on EDGAR or included on the Partnership’s Internet website.

(h)           If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Partnership, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, the Partnership will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements and, if at any time during the Term it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Partnership, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Securities in the Agents’ capacity as agents and the Partnership will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)            To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Securities Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Partnership’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

(j)            To apply the net proceeds from the sale of the Securities in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)           Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act, issuing press releases in the ordinary course of business.

(l)            Except as otherwise agreed between the Partnership and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Securities, (iii) the qualification of the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid including filing fees and the reasonable, legal fees and disbursements of counsel to the Agents in connection therewith and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Securities on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Securities by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to the

Partnership and of the Partnership’s independent registered public accounting firm, (vii) the performance of the Partnership’s other obligations hereunder and under any Terms Agreement and (viii) the reasonable expenses of the Agents, including the reasonable, fees and disbursements of counsel to the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.

(m)          With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Partnership will not offer LP Units or any securities convertible into or exchangeable or exercisable for the LP Units in a manner in violation of the Securities Act or the Exchange Act; and the Partnership will not distribute any offering material in connection with the offer and sale of the Securities, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)           Unless the Partnership has given written notice to the Agents that the Partnership has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Partnership will not, without (A) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement or any Terms Agreements for such period of time as requested by the Partnership or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any LP Units or securities convertible into or exchangeable or exercisable for or repayable with LP Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequences of ownership of the LP Units, or any securities convertible into or exchangeable or exercisable for or repayable with LP Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of LP Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Securities to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement and (y) equity incentive awards approved by the Board of Directors of the General Partner or the compensation committee thereof (or a person authorized by the compensation committee) or the issuance of LP Units upon the vesting thereof.

(o)           The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)           The Partnership will use commercially reasonable efforts to cause the Securities to be listed on the Exchange.

(q)                                 The Partnership consents to each Agent trading in the LP Units for such Agent’s own account and for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement or any Terms Agreement.

(r)                                    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Securities sold under this Agreement and any Terms Agreements is substantially less than the Maximum Amount and this Agreement has not expired or been terminated, the Partnership may, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Agents.  References herein to the Registration Statement shall include such new shelf registration statement, as the case may be.

5.                                      Execution of Agreement.  Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)                                 the Partnership shall have delivered to the Agents:

(i)                                     an officers’ certificate signed by two officers of the General Partner (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)                                  an opinion and, if not covered in such opinion, a negative assurance letter of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Agents and dated the date of this Agreement substantially in the form attached hereto as Exhibit C;

(iii)                               a “comfort” letter from the Partnership’s independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus, pursuant to Rule 3-05 of Regulation S-X or otherwise), addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)                              evidence reasonably satisfactory to the Agents and their counsel that the Securities have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)                                 resolutions duly adopted by the General Partner’s board of directors, and certified by an officer of the General Partner, authorizing the Partnership’s and the General Partner’s execution of this Agreement and the consummation by the Partnership of the transactions contemplated hereby, including the issuance and sale of the Securities; and

(vi)                              such other documents as the Agents shall reasonably request; and

(b)                                 The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Andrews Kurth LLP, counsel to the

Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6.                                      Additional Covenants of the Partnership and the General Partner.  The Partnership and the General Partner further covenant and agree with each Agent as follows:

(a)                                 Each Transaction Proposal made by the Partnership that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Partnership of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Partnership herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)                                 Subject to Section 6(h), each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Partnership shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i), modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate as the Agents may reasonably request, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to Agents is true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Partnership has not suspended the use thereof (and prior to the settlement of the Securities specified therein) or a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of securities other than the Securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)                                  Subject to Section 6(h), on each Bring-Down Delivery Date, the Partnership shall, unless the Agents agree otherwise, cause to be furnished to Agents the written opinion and, if not included in such opinion, negative assurance letter of Vinson & Elkins LLP, counsel to the Partnership, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion and letter referred to in Section 5(a)(ii) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinion and letter, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)                                 Subject to Section 6(h), on each Bring-Down Delivery Date, the Partnership shall, unless the Agents agree otherwise, cause the Partnership’s independent accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), the Partnership shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request.

(e)                                  (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Partnership delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Partnership; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Partnership.

(f)                                   The Partnership and the General Partner shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Partnership and, upon reasonable request, representatives of the Partnership’s independent accountants (and, if the Registration Statement or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) subject to Section 6(h), at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Partnership and the General Partner and representatives of the Partnership’s independent accountants (and, if the Registration Statement, or the Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel.

(g)                                  The Partnership shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Partnership with the Commission from time to time, the number of the Securities sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Partnership from the sale of the Securities and the compensation paid by the Partnership with respect to sales of the Securities pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(h)                                 The requirements (i) to provide the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) and (ii) to  reasonably cooperate with any reasonable due diligence review specified in Section 6(f) shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Partnership delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Partnership with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.

7.                                      Conditions of the Agents’ Obligations.  Each Agent’s obligation to solicit purchases on an agency basis for the Securities or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Securities pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)                                 At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Partnership and at the relevant Time of Sale and Principal Settlement Date:

(i)                                     The representations, warranties and agreements on the part of the Partnership and the General Partner herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Partnership and the General Partner or any subsidiary of the Partnership and the General Partner delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)                                  Each of the Partnership and the General Partner shall have performed and observed its respective covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)                               In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the

Terms Agreement by the Partnership until the Principal Settlement Date, trading in the LP Units on the Exchange shall not have been suspended.

(iv)                              From the date of this Agreement, no event or condition of a type described in Section 3(gg) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)                                 Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities of or guaranteed by the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the Partnership or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in the Prospectus prior to any related Time of Sale.

(vi)                              The Securities to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)                           (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Securities and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Securities.

(viii)                        (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g) under the Securities Act shall have been received by the Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Securities for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect.

The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Partnership or the Partnership and an Agent execute a Terms Agreement, as the case may be.

(ix)                              No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)                                 Within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officers’ certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents required under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Securities on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.                                      Termination.

(a)                                 (i) The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Partnership, including in respect of compensation of the applicable Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 11, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of the applicable Agent.

(b)                                 (i) Each Agent may terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase Securities in its sole discretion at any time upon giving prior written notice to the Partnership; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Agents that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 11, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                                  In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by any Partnership Entity shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Partnership shall be notified promptly in writing.

(c)                                  This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that aggregate Gross Sales Price of the Securities sold in accordance with the terms of this Agreement and any Terms Agreement equals the Maximum Amount, in each case except that the provisions of Sections 3, 4 (except that if no Securities have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 11, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Partnership, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Securities, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.                                      Indemnity and Contribution.

(a)                                 The Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Agent, its directors, officers, employees, agents and affiliates and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Partnership in writing by the Agents expressly for use therein, it being understood and agreed that as of the date hereof the only such information furnished by the Agents consists of the information described as such in Section 9(b) below.

(b)                                 Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the General Partner and each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Partnership or the General Partner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Partnership in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that (except as may be agreed in writing between all parties after the date of this Agreement) such information shall consist solely of the following: the information appearing in the last sentence of the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and

provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers and their control persons, if any, or (B) the Partnership, the General Partner and each of its directors and officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Partnership, the General Partner and each of its directors and officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying

Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)                                 If the indemnification provided for in Sections 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other, from the offering of the Securities pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Securities pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Securities. The relative fault of the Partnership, on the one hand, and the applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Securities pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Notices.  All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, Attention: Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com); (ii) BB&T Capital Markets, a division of BB&T Securities, LLC, 901 East Byrd Street, Suite 300, Richmond, Virginia, 23219, Attention: Equity Capital Markets Origination, D. Reid Burford (rburford@bbandtcm.com); (iii) BNP Paribas Securities Corp., 787 7th Avenue, New York, New York, 10019, Attention: Damir Tanovic (email: damir.tanovic@us.bnpparibas.com); (iv) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561; (v) Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: 1-877-821-7388 or e-mail: Prospectus_Department@Jefferies.com; (vi) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Attention: Elizabeth Rosado (Elizabeth.Rosado@morganstanley.com); (vii) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York, 10281, Attention: Equity Syndicate, Andrew Jones (email: andrew.jones@rbccm.com); or (viii) SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor, New York, New York 10172, Equity Capital Markets, Michelle Petropoulos, (email:  mpetropo@smbcnikko-si.com), and, if to the Partnership or the General Partner, shall be sufficient in all respects if delivered or sent to Buckeye Partners, L.P., One Greenway Plaza, Suite 600, Houston, TX 77046, Attention: General Counsel, fax no. (610) 904-4006. Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Partnership to the Agents, by telephone or email to the applicable Agent as follows: (i) Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) or Brett Chalmers (email brett.chalmers@jpmorgan.com); (ii) D. Reid Burford (email: rburford@bbandtcm.com) or Jack Allen (email: jallen@bbandtcm.com); (iii) Damir Tanovic (email: damir.tanovic@us.bnpparibas.com); (iv) Young Kim (young.kim@db.com) or Zack Tax (zack.tax@db.com); (v) Brian Conner (Brian.Conner@Jefferies.com) and Athin Reddy (areddy@jefferies.com); (vi) Trevor Heinzinger (Trevor.Heinzinger@morganstanley.com) and John Sartorius or (John.Sartorius@morganstanley.com); (vii) Andrew Jones (email: andrew.jones@rbccm.com); or (viii) Michelle Petropoulos (email: mpetropo@smbcnikko-si.com) (tel: 1-212-224-5496) or Nathanael D. Pieper (email: nathanael_pieper@smbcgroup.com) (tel: 713-277-3506); and Transaction Acceptances shall be delivered by the Agents to the Partnership by email to Keith E. St. Clair (kstclair@buckeye.com) and Kevin Goodwin (kgoodwin@buckeye.com).

11.                               No Fiduciary Relationship.  The Partnership acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Securities contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, no Agent is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have responsibility or liability to the Partnership with respect thereto. Any review by the Agents of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Partnership.

12.                               Adjustments for Unit Splits.  The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any unit split or similar event effected with respect to the Securities.

13.                               Governing Law; Construction.

(a)                                 This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                                 The section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Securities from or through an Agent shall be deemed to be a successor merely by reason of purchase.

15.                               Counterparts.  This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Partnership or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Partnership or the Agents.

17.                               Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.                               Amendments or Waivers.  No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.                               Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership, the General Partner and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Partnership, the General Partner and each Agent.

Very truly yours,

BUCKEYE GP LLC

By:	/s/ Keith E. St.Clair
Name:	Keith E. St. Clair
Title:	Executive Vice President and Chief Financial Officer

BUCKEYE PARTNERS, L.P.
By: Buckeye GP LLC, its general partner

By:	/s/ Keith E. St.Clair
Name: Keith E. St. Clair
Title: Executive Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

Accepted and agreed to as of the date first above written:

BB&T CAPITAL MARKETS, A division of
BB&T SECURITIES, LLC

By:	/s/ Adam Hahn
Name:	Adam Hahn
Title:	Associate Vice President

Accepted and agreed to as of the date first above written:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Name:	Frederick J. Fiddle
Title:	Managing Director

Accepted and agreed to as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brian Jinx
Name:	Brian Jinx
Title:	Managing Director

By:	/s/ Bradley Glover
Name:	Bradley Glover
Title:	Director

Accepted and agreed to as of the date first above written:

JEFFERIES LLC

By:	/s/ Mike Ryan
Name:	Mike Ryan
Title:	Managing Director

Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ John Sartorius
Name:	John Sartorius
Title:	Vice President

Accepted and agreed to as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

Accepted and agreed to as of the date first above written:

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

Schedule A

Authorized Company Representatives

Keith E. St.Clair

Kevin Goodwin

Exhibit A

Buckeye Partners, L.P. LP Units

TERMS AGREEMENT

, 20

[              ](1)

Dear Sirs:

Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated [•] (the “Distribution Agreement”) between the Partnership and [              ](2) (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Agent, and the latter agrees to purchase from the Partnership, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Partnership consents to the Agent trading in the LP Units for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

(1)  To be name and address of applicable Agent.

(2)  To be name of the applicable Agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Partnership.

BUCKEYE PARTNERS, L.P.
By: Buckeye GP LLC, its general partner

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[ ](3)

By:
Name:
Title:

(3)  To be name of applicable Agent.

Schedule to Terms Agreement

Title of Purchased Securities:

LP Units

Number of Units of Purchased Securities:

[•] units

Initial Price to Public:

$[•] per unit

Purchase Price Payable by the Agent:

$[•] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)                                 the officers’ certificate referred to in Section 5(a)(i);

(2)                                 the opinion and negative assurance letter of the Partnership’s outside counsel referred to in Section 5(a)(ii);

(3)                                 the “comfort” letter referred to in Section 5(a)(iii);

(4)                                 the opinion and negative assurance letter referred to in Section 5(b); and

(5)                                 such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•                                          The number of units of Purchased Securities set forth above

•                                          The initial price to public set forth above

•                                          [Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated                        , 20

Each of [       ], the duly elected [Senior Vice President, General Counsel and Secretary] of Buckeye GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), and [           ], the [Executive Vice President and Chief Financial Officer] of the General Partner, does hereby certify pursuant to that certain Distribution Agreement (the “Agreement”) dated March [•], 2016 by and among the Partnership, the General Partner, J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC,  BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Jefferies LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, and SMBC Nikko Securities America, Inc. (each an “Agent” and collectively the “Agents”), which Distribution Agreement relates to the issuance and sale by the Partnership through or to each of the Agents of limited partnership units representing limited partner interests in the Partnership having an aggregate offering price of up to $500,000,000:

1.                                      The representations and warranties of the Partnership in the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

2.                                      The Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents).

3.                                      The Company’s Registration Statement (File No. 333-200441) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission.

4.                                      As of                , 20  , the limited partners of the Partnership hold [•] LP Units in the Partnership aggregating a 100% limited partner interest in the Partnership; such LP Units are the only limited partner interests of the Partnership that are issued and outstanding.

5.                                      Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been any material change in the capitalization or in the long-term debt of the Partnership and its subsidiaries, taken as a whole or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material

B-1

adverse change, in or affecting the business, properties, management, financial position, securityholders’ equity, results of operations or prospects of the Partnership and its subsidiaries taken as a whole; (ii) neither the Partnership nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Partnership and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership and its subsidiaries taken as a whole; and (iii) neither the Partnership nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Partnership and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

Vinson & Elkins L.L.P. and Andrews Kurth LLP are each entitled to rely upon this certificate in connection with the opinions given by such firms pursuant to the Distribution Agreement.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Distribution Agreement.

B-2

[Signature Page Follows]

B-3

IN WITNESS WHEREOF, each of the undersigned has hereunto set its hand on the date first written above.

[ ]
[Senior Vice President, General Counsel and Secretary]

[ ]
[Executive Vice President and Chief Financial Officer]

B-4

Exhibit C

FORM OF OPINION OF PARTNERSHIP COUNSEL

(a)                                 The General Partner is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct the Partnership’s business as described in the Registration Statement and the Prospectus and to act as the general partner of the Partnership, to execute and deliver the Distribution Agreement on behalf of itself and on behalf of the Partnership, as the general partner thereof, and to perform its obligations under the Distribution Agreement; and is duly qualified or registered to do business as a foreign limited liability company in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule I hereof.

(b)                                 The Partnership is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver the Distribution Agreement, to perform its obligations under the Distribution Agreement and to issue, sell and deliver the Securities as contemplated by the Distribution Agreement; and is duly qualified or registered to do business as a foreign limited partnership in, and is in good standing under the laws of, each jurisdiction listed across from its name on Schedule I hereof.

(c)                                  Our opinion that was filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K on the date hereof and is incorporated by reference into the Registration Statement is confirmed, and each Agent may rely upon such opinion as if it were addressed to such Agent.

(d)                                 The Securities to be sold by the Partnership pursuant to the Distribution Agreement have been duly and validly authorized and, when issued and delivered to and paid for by the applicable Agent pursuant to the applicable Distribution Agreement, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); the Securities are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Securities have been duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of certificate for the LP Units conforms in all material respects with the requirements of the Partnership Agreement; the holders of outstanding LP Units of the Partnership are not entitled to statutory, preemptive or, to our knowledge, other similar contractual rights to subscribe for the Securities; and, except as set forth in the Registration Statement and the Prospectus, to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

(e)                                  To our knowledge, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or to which any of their respective directors or officers in such capacity is a party or any of their respective properties is subject, at law or in equity, of a character required to be disclosed in the Registration Statement or the Prospectus which is not disclosed as required, and to our knowledge, there are no contracts, agreements or other documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not so described or filed as required.

(f)                                   The outstanding partnership interests of the Partnership and the Securities conform in all material respects to the description thereof contained in each of the Registration Statement and the Prospectus.

(g)                                  The Registration Statement was declared effective under the Securities Act on January 16, 2015.  The Prospectus has been filed pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b) and in compliance with Rule 430B under the Securities Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened.

(h)                                 The conditions to the use of Form S-3 in connection with the offering and sale of the Securities as contemplated by the Distribution Agreement have been satisfied.

(i)                                     The Registration Statement, on the latest Effective Date and on the date hereof, the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof, appear on their face to be appropriately responsive as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except as to the financial statements and schedules, accounting information and other financial or accounting data derived therefrom, contained in such documents or omitted therefrom, as to which we express no opinion).

(j)                                    None of the Partnership Entities is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(k)                                 No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance, offering and sale of the Securities or consummation of the transactions contemplated in the Distribution Agreement, except such as (A) may be required under the blue sky laws of any jurisdiction in connection with the sale of LP Units by any Agent in the manner contemplated by the applicable Distribution Agreement and in the Registration Statement and the Prospectus or (B) have been obtained (other than such consents, waivers, notices, approvals, authorizations, filings or orders that, if not obtained, individually or in the aggregate, would not have a material adverse effect on the performance of such Distribution Agreement or the consummation of any of the transactions contemplated thereby).

(l)                                     None of (A) the offer, issue or sale of the Securities or (B) the execution, delivery or performance of the Distribution Agreement by the General Partner or the Partnership or the consummation of the transactions contemplated by the Distribution Agreement, or the fulfillment of the terms thereof, will result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, (1) the constituent documents of any of the Partnership Entities, (2) any agreement filed as an exhibit to the Partnership’s Form 10-K for the year ended December 31, 2015 or any subsequent reports filed under the Exchange Act by the Partnership or (3) any applicable law of the United States of America, the laws of the State of Texas, the DRULPA or the DLLCA, excluding in the case of clauses (2) and (3) any such breaches, violations, events of defaults or impositions as would not have a Material Adverse Effect.

(m)                             To our knowledge, except as disclosed in the Registration Statement and the Prospectus, no person has the right to require the registration under the Securities Act of any securities of the Partnership or to include any such securities in the Registration Statement or the offering contemplated by any Distribution Agreement, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated by such Distribution Agreement or otherwise.

(n)                                 The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(o)                                 Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and accounting information and other financial and accounting data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date as to form in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(p)                                 The statements contained in the Registration Statement and the Prospectus under the captions “Description of the Limited Partnership Units,” “Description of Other Classes of Units,” and “The Partnership Agreement,” insofar as they constitute descriptions of legal proceedings or documents referred to therein or refer to statements of law or legal conclusions, are accurate in all material respects; and the Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(q)                                 The Distribution Agreement has been duly authorized, executed and delivered by each of the General Partner, individually, and the General Partner on behalf of the Partnership.

(r)                                    The Partnership has all requisite limited partnership power and authority to issue, sell and deliver Securities in accordance with and upon the terms and conditions set forth in the Distribution Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and to consummate the transactions contemplated by the Distribution Agreement. All partnership or limited liability company action required to be taken by the Partnership, any of its unitholders or any of the Partnership Entities for the execution and delivery of the Distribution Agreement and the consummation of the transactions contemplated by the Distribution Agreement have been validly taken.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of New York and Texas, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act.

Such counsel shall also have furnished to each Agent a written statement, addressed to such Agent, in form and substance satisfactory to such Agent, to the effect that such counsel has reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent public accountants of the Partnership, representatives of the Agents and counsel to the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and that based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(i)                                     the Registration Statement, as of the time of most recent effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii)                                  the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no belief with respect to the financial statements and notes and schedules thereto or other financial or accounting data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.  The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in paragraphs (c), (e) and (f) above.